Report of Independent Registered Public Accounting
Firm

To the Shareholders and
Board of Trustees of Nuveen Exchange-Traded
Funds

In planning and performing our audit of the financial statements of each of the Nuveen Exchange-Traded
Funds listed in Exhibit A attached hereto (the Funds) as of and for the year ended May 31, 2007, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Funds internal control over financial reporting and their operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of May 31, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
July 19, 2007


Exhibit A

Fund
Nuveen Connecticut Premium Income
Municipal Fund (NTC)

Nuveen Connecticut Dividend
Advantage Municipal Fund (NFC)

Nuveen Connecticut Dividend
Advantage Municipal Fund 2 (NGK)

Nuveen Connecticut Dividend
Advantage Municipal Fund 3 (NGO)

Nuveen Massachusetts Premium
 Income Municipal Fund (NMT)

Nuveen Massachusetts Dividend
Advantage Municipal Fund (NMB)

Nuveen Insured Massachusetts Tax-
Free Advantage Municipal Fund
(NGX)

Nuveen Missouri Premium Income
Municipal Fund (NOM)

Nuveen Georgia Premium Income
Municipal Fund (NPG)

Nuveen Georgia Dividend Advantage
Municipal Fund (NZX)

Nuveen Georgia Dividend Advantage
Municipal Fund 2 (NKG)

Nuveen North Carolina Premium
Income Municipal Fund (NNC)

Nuveen North Carolina Dividend
Advantage Municipal Fund (NRB)

Nuveen North Carolina Dividend
Advantage Municipal Fund 2 (NNO)

Nuveen North Carolina Dividend
Advantage Municipal Fund 3 (NII)

Nuveen Maryland Premium Income
Municipal Fund (NMY)

Nuveen Maryland Dividend Advantage
Municipal Fund  (NFM)

Nuveen Maryland Dividend Advantage
Municipal Fund 2 (NZR)

Nuveen Maryland Dividend Advantage
 Municipal Fund 3 (NWI)

Nuveen Virginia Premium Income
Municipal Fund (NPV)

Nuveen Virginia Dividend Advantage
Municipal Fund (NGB)

Nuveen Virginia Dividend Advantage
 Municipal Fund 2 (NNB)